Exhibit 24

POWER OF ATTORNEY

The undersigned in his or her capacity as a director or officer, or both, of SpartanNash Company, does hereby appoint dennis Eidson and DAVID M. STAPLES or either of them, his or her attorneys or attorney, with full power of substitution, to execute in his or her name an Annual Report of SpartanNash Company on Form 10-K for its fiscal year ended January 2, 2016, and any amendments to that report, and to file it with the Securities and Exchange Commission or other regulatory authority.  Each attorney shall have power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act to be done in the premises as fully and to all intents and purposes as the undersigned could do in person, and the undersigned hereby ratifies and approves the acts of such attorneys.

Signature:	/s/ Craig C. Sturken	Signature:	/s/ M. Shân Atkins
Print Name:	Craig C. Sturken	Print Name:	M. Shân Atkins
Title:	Director	Title:	Director
Date:	February 19, 2016	Date:	January 12, 2016

Signature:	/s/ Mickey P. Foret	Signature:	/s/ Dr. Frank M. Gambino
Print Name:	Mickey P. Foret	Print Name:	Dr. Frank M. Gambino
Title:	Director	Title:	Director
Date:	January 24, 2016	Date:	February 15, 2016

Signature:	/s/ Douglas A. Hacker	Signature:	/s/ Yvonne R. Jackson
Print Name:	Douglas A. Hacker	Print Name:	Yvonne R. Jackson
Title:	Director	Title:	Director
Date:	January 13, 2016	Date:	February 1, 2016

Signature:	/s/ Elizabeth A. Nickels	Signature:	/s/ Timothy J. O’Donovan
Print Name:	Elizabeth A. Nickels	Print Name:	Timothy J. O’Donovan
Title:	Director	Title:	Director
Date:	January 21, 2016	Date:	January 16, 2016

Signature:	/s/ Hawthorne Proctor	Signature:	/s/ William R. Voss
Print Name:	Hawthorne Proctor	Print Name:	William R. Voss
Title:	Director	Title:	Director
Date:	January 24, 2016	Date:	January 13, 2016